UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2019

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 368-5000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As described further in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 9, 2019 (the “May 9th 8-K”), The Boston Beer Company, Inc. (the “Company”) on May 8, 2019 entered into the following agreements to acquire all of the equity interests held by certain private entities in Dogfish Head Brewery and various related operations (collectively, the “Transaction”):

•

an Agreement and Plan of Merger (the “Merger Agreement”) with Dogfish Head Holding Company, a Delaware corporation (“Dogfish Head”), Canoe Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and solely with respect to the indemnification obligations set forth in the Merger Agreement, Samuel A. Calagione III (“Mr. Calagione”) and Mariah D. Calagione (“Ms. Calagione”, and together with Mr. Calagione, the “Dogfish Head Founders”);

•

a Membership Unit Purchase Agreement (the “EOM Unit Purchase Agreement”) with Dogfish East of the Mississippi LP, a Delaware limited partnership (“Dogfish Head EOM”), and the Dogfish Head Founders solely with respect to the indemnification obligations set forth in the EOM Unit Purchase Agreement; and

•

a Membership Unit Purchase Agreement (the “DFH Investors Unit Purchase Agreement”, and collectively with the Merger Agreement and the EOM Unit Purchase Agreement, the “Transaction Documents”) with DFH Investors LLC, a Delaware limited liability company.

On July 3, 2019 (the “Closing Date”), the Company completed and closed the Transaction. In connection with the closing of the Transaction, on the Closing Date the Company entered into a Registration Rights Agreement with certain former equity holders of the acquired Dogfish Head entities (the “Former DFH Equityholders”), including: (i) SCIV Irrevocable Trust U/A/D 12/23/07 a/k/a Samuel A. Calagione III and Mariah Calagione Irrevocable Trust f/b/o Samuel A. Calagione IV dated December 23, 2007; (ii) GCC Irrevocable Trust U/A/D 12/23/07 a/k/a Samuel A. Calagione III and Mariah Calagione Irrevocable Trust f/b/o Grier C. Calagione dated December 23, 2007; (iii) The Calagione Dynasty Trust dated November 12, 2018; (iv) The Calagione Family Trust dated December 14, 2016; (v) Amendment Number One and Restatement of Revocable Trust of Samuel A. Calagione III dated November 12, 2018; and (vi) Mr. Calagione as the holder representative.

As described in the May 9th 8-K, the Registration Rights Agreement will provide certain registration rights to the Former DFH Equityholders with respect to the Class A Common Stock of the Company (the “Class A Stock”) issued to them in accordance with the terms of the Merger Agreement and the EOM Unit Purchase Agreement, solely upon the occurrence of certain Trigger Events, and upon the Company’s receipt of written notice from such stockholders, subject to certain customary conditions and limitations. The occurrence of either of the following events will be deemed “Trigger Events”: (i) the Company’s termination of Mr. Calagione’s employment without cause or Mr. Calagione’s termination of his employment with the Company for good reason; or (ii) if, within two (2) years from the effective date of the Registration Rights Agreement, there occurs a BBC Change of Control. In the event the Former DFH Equityholders fail to deliver the proper notice to the Company invoking their registration rights within thirty (30) days following the occurrence of a Trigger Event, their rights under the Registration Rights Agreement will lapse. A copy of the previously-approved form of Registration Rights Agreement was filed as Exhibit 99.2 to the May 9th 8-K. The Company intends to file a copy of the final, executed version of the Registration Rights Agreement with its next Quarterly Report on Form 10-Q, which is expected to be filed with the SEC on or around July 25, 2019.

On July 3, 2019, the Company also entered into an Indemnification Agreement with the Dogfish Head Founders. As described in the May 9th 8-K, in accordance with the terms of the Indemnification Agreement, the Dogfish Head Founders, jointly and severally, will agree to indemnify, defend and hold the Company and its directors, shareholders, officers, employees, consultants, agents, representatives, affiliates, successors and assigns harmless from and against: (i) any breach of any representation or warranty made by Dogfish EOM or Dogfish Head in the EOM Unit Purchase Agreement and the Merger Agreement, respectively; (ii) any breach of covenant made by Dogfish EOM or Dogfish Head in the EOM Unit Purchase Agreement and the Merger Agreement, respectively; and (iii) any actual fraud (as defined under the laws of the State of Delaware) of Dogfish EOM or Dogfish Head in connection with the EOM Unit Purchase Agreement and the Merger Agreement, respectively. The indemnification obligations of the Dogfish Head Founders under the Indemnification Agreement will only apply after the Company’s losses, in the aggregate, exceed $750,000 and in no event will the Dogfish Head Founders’ obligations exceed a specified maximum amount other than as a result of any breach of Fundamental Matters (as defined in the Indemnification Agreement) or fraud. The Dogfish Head Founders may satisfy their indemnification obligations, in their sole discretion, by releasing the number of Escrow Shares to the Company which is equal to the quotient of the aggregate indemnified amount as settled between the parties and the Per Share Transaction Value. A copy of the previously-approved form of Indemnification Agreement was filed as Exhibit 99.3 to the May 9th 8-K. The Company intends to file a copy of the final, executed version of the Indemnification Agreement with its next Quarterly Report on Form 10-Q.

The foregoing descriptions of the Registration Rights Agreement and the Indemnification Agreement do not purport to be complete and each is qualified in its entirety by reference to the filed agreements.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed and closed the Transaction contemplated by the Transaction Documents for the aggregate consideration of approximately $173.0 million in cash and 427,096 shares of restricted Class A Stock. The completion of the Transaction follows the satisfaction of all regulatory approvals and other closing conditions as set forth in the Transaction Documents.

The Company funded the cash component of the Transaction from its current cash on hand and its available line of credit agreement with Bank of America, N.A.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the closing of the Transaction and as further described in the May 9th 8-K, the Company issued 427,096 shares of Class A Stock to the Former DFH Equityholders, each of whom is an accredited investor, on the Closing Date. These shares have not been registered under the Securities Act of 1933 (the “Securities Act”), as amended, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the SEC promulgated thereunder. The total number of shares reflects an adjustment to the 407,415 shares as reported in the May 9th 8-K, which share amount was subject to adjustment based on the cash on hand, debt, and taxes owed of the acquired Dogfish Head entities on the Closing Date.

Item 8.01 Other Events.

On the Closing Date, the Company also entered into employment agreements with Mr. Calagione and Ms. Calagione, as further described in the May 9th 8-K. Copies of forms of these agreements were filed as exhibits 99.4 and 99.5, respectively, to the May 9th 8-K, except that Ms. Calagione will report to the President, Dogfish Head.

On the Closing Date, Mr. Calagione was appointed as an officer of the Company with the title of Founder and Brewer, Dogfish Head. Additionally, George J. Pastrana was appointed as an officer of the Company with the title of President, Dogfish Head. Both will report to the Company’s Chief Executive Officer. The Company intends to file copies of the final, executed version of the employment agreements of Mr. Calagione and Mr. Pastrana with its next Quarterly Report on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

As permitted by Item 9.01(a)(4), the Company will file the financial statements required by Item 9.01(a) by amendment to this report no later than September 19, 2019.

(b) Pro forma financial information.

As permitted by Item 9.01(a)(4), the Company will file the pro forma financial information required by Item 9.02(b)(1) by amendment to this report no later than September 19, 2019.

(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

July 3, 2019	By:	/s/ David A. Burwick

Name: David A. Burwick
Title: President and Chief Executive Officer